SCHEDULE 14A
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. __)


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                                   Yahoo! Inc.
                (Name of Registrant as Specified In Its Charter)

                                  Carl C. Icahn
                                Lucian A. Bebchuk
                              Frank J. Biondi, Jr.
                                 John H. Chapple
                                   Mark Cuban
                                    Adam Dell
                                 Edward H. Meyer
                                 Brian S. Posner
                                 Robert K. Shaye
                                Icahn Partners LP
                          Icahn Partners Master Fund LP
                        Icahn Partners Master Fund II LP
                        Icahn Partners Master Fund III LP
                         High River Limited Partnership
                             Hopper Investments LLC
                                 Barberry Corp.
                                Icahn Onshore LP
                                Icahn Offshore LP
                               Icahn Capital L.P.
                                   IPH GP LLC
                         Icahn Enterprises Holdings L.P.
                           Icahn Enterprises G.P. Inc.
                                  Beckton Corp.
                                Keith A. Meister
                               Vincent J. Intrieri
                                 David Schechter
                                    Mayu Sris
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


On June 9, 2008, Carl C. Icahn issued a press release relating to Yahoo! Inc., which is filed herewith as Exhibit 1.


SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND HIS AFFILIATES FROM THE STOCKHOLDERS OF YAHOO! INC. FOR USE AT ITS ANNUAL MEETING, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN THE PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF YAHOO! INC. AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN THE PROXY SOLICITATION IS CONTAINED IN THE PRELIMINARY PROXY STATEMENT ON SCHEDULE 14A THAT WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 6, 2008.

                                                                       EXHIBIT 1


                                  Carl C. Icahn

             ICAHN SENDS OPEN LETTER TO BOARD OF DIRECTORS OF YAHOO!

Contact: Susan Gordon: (212) 702-4309

NEW YORK, NY, JUNE 9, 2008. Carl Icahn today announced that the following letter was delivered to the board of directors of Yahoo!


SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND HIS AFFILIATES FROM THE STOCKHOLDERS OF YAHOO! INC. FOR USE AT ITS ANNUAL MEETING, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN THE PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF YAHOO! INC. AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN THE PROXY SOLICITATION IS CONTAINED IN THE PRELIMINARY PROXY STATEMENT ON SCHEDULE 14A THAT WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 6, 2008.

                                  Carl C. Icahn
                                ICAHN CAPITAL LP
                          767 Fifth Avenue, 47th Floor
                               New York, NY 10153

                                  June 9, 2008

Roy Bostock
Chairman
Yahoo! Inc.
701 First Avenue
Sunnyvale, CA 94089

Dear Roy:

After reading Yahoo!'s press release put out on Friday in response to my letter of that morning, I cannot help but wonder if you even read my letter.

Again, Yahoo! keeps repeating misstatements in the hope it will convince its shareholders that these misstatements are valid. I cannot understand why the Yahoo! board feels so strongly about its "poison pill" severance plan and why it continues to refuse to rescind it. How can you continue to repeat that your severance plan is in the best interests of shareholders and employees? Indeed, Yahoo!'s own compensation advisor called the severance plan "nuts." Is it not true, as the shareholder complaint stated, that Microsoft's CEO earmarked $1.5 billion for employee retention (a benefit you neglected to tell your employees about)? Is it not better to incentivize employees to stay in their jobs than to quit? Instead of just continuing to repeat the mantra that we have made an inaccurate interpretation of your severance plan, why do you refuse to go into detail as to why our interpretation is incorrect? Additionally, a New York paper reported this weekend that "sources close to Microsoft said the severance plan was a "big issue" when deciding what price they could pay for Yahoo!"

In your press release from Friday, you stated again that I do not have a credible plan for Yahoo! Did you even bother to read my letter, which went into great detail on what measures I would ask the new board to take? Ironically, while you keep inquiring about my plans, it is interesting to note that Yahoo!'s board has been busy reaping great compensation benefits. Indeed, you made approximately $10,000 per week last year - not bad for a board member. I believe most of your shareholders would be interested in seeing your time sheets - especially in light of the fact that, in my estimation, most of your so-called "plans" over the last few years have been failures. Remember the old adage - those who live in glass houses should not throw stones. Perhaps most importantly, under my plan, I would ask the Board to bring in a talented and experienced CEO to replace Jerry Yang and return Jerry to his role as "Chief Yahoo!" It is extremely important to note that Google hired a great operator as a CEO who helped to transform the Company into a giant at the expense of Yahoo! According to publicly available financial information, while Google's income from operations grew 59% per year over the last two years, Yahoo!'s income from operations shrank 21%. What was the board doing over this period? Where was their great "plan"? I believe a new CEO with operating experience might well have had and might still have a very salutary impact on Yahoo! I ask again what your great "plan" has been over the last few years. Why did you permit Google to leave you in the dust?

I outlined a number of questions in Friday's letter. Why don't you do me the courtesy of answering my questions as I have answered yours?

                                                                Sincerely yours,


                                                                CARL C. ICAHN